UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24th, 2014

Commission File Number: 333-152002

ROI LAND INVESTMENTS LTD.

(Exact name of registrant as specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	26-1574051 (I.R.S. Employer Identification No.)

825 Lebourgneuf Blvd, Suite 315

Quebec, QUEBEC G2J 0B9

(Address of principal executive offices)

Tel: 1-418-781-2954

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On May 24th, 2014, ROI Land Investments Ltd. (“the Company”), executed a Definitive Agreement for the purchase of land from 9284-0784 Québec Inc. through its wholly owned subsidiary ROI Dev Canada Inc. This acquisition was the culmination of several months of negotiations and represents the Company’s first of several contemplated Residential Land acquisitions. The land consists of 1,971,000 square feet in suburban Quebec and is known as the “Beauport/Cambert Project”.

Per the terms of the Agreement, the total cost of the purchase (in USD) is $5,372,205-, of which $272,529- was tendered upon execution as a firm initial deposit, with a second deposit of $4,542,151- to be provided shortly and the final balance of $557,525- due and payable on or before June 1st, 2014.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

99.1	Real Property Purchase Contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28th, 2014

ROI LAND INVESTMENTS, LTD.

/s/ Sebastian Cliche
By: Sebastian Cliche, Director

/s/ Patrick Bragoli
By: Patrick Bragoli, Director